UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2006

LIBERTY STAR GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50071

(Commission File Number)

90-0175540

(IRS Employer Identification No.)

2766 N. Country Club Road, Tucson, Arizona 85716

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-731-8786

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2006, we entered into a stock option agreements with certain employees, officers, directors and consultants for whom our Compensation Committee has designated stock options granting them the right to purchase an aggregate of 1,628,000 shares of our common stock at an exercise price of $1.11 per share exercisable for a period of ten years pursuant to our 2004 Stock Option Plan. The form of stock option agreement was filed as Exhibit 4.2 to the Form S-8 that was filed with the Securities Exchange Commission on December 21, 2004.

The options were granted to the following persons:

Name of Optionee	Number of Options
David Scott Boyer	44,000
Claudia Castro	35,000
Douglas Compton	3,000
Donna Cram	24,000
Curtis J. Freeman	25,000
John Guilbert	30,000
Kristine Hoey	24,000
Paul Hohbach	75,000
Jan Klein	55,000
Robert J. Macer	45,000
Suzette Maharry	12,000
David S. Manzer	6,000
Gary Musil	21,000
Michael Schaefer	70,000
John W. Shull	29,000
Shea Clark Smith	45,000
Philip St. George	385,000
Karen Wenrich	625,000
Jon R. Young	75,000
Total:	1,628,000

The options shall vest as follows:

(a)	25% on the six month anniversary of the date of grant;
(b)	25% on the twelve month anniversary of the date of grant;
(c)	25% on the eighteen month anniversary of the date of grant; and
(d)	the balance on the twenty-four month anniversary of the date of grant.

Item 3.02. Unregistered Sales of Equity Securities.

On April 6, 2006, we granted stock options pursuant to our 2004 Stock Option Plan to certain employees, officers, directors and consultants for whom our Compensation Committee has designated stock options for the option to purchase an aggregate of 1,628,000 shares of our common stock at an exercise price of $1.11 per share, exercisable until April 6, 2016. The options are subject to vesting provisions as set forth above. Shares of common stock issuable on the exercise of the stock options have been registered under a Form S-8 which was filed with the Securities and Exchange Commission on December 21, 2004.

Item 9.01.	Financial Statements and Exhibits.
99.1	News Release dated April 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR GOLD CORP.

/s/ James Briscoe

James Briscoe, President

Date: April 10, 2006